Exhibit 99.1

Contact: Investors: Annette Arribas, CTP, CCEP 724.514.1782 annette.arribas@ansys.com
NEWS RELEASE	Media: Kelly Wall
FOR IMMEDIATE RELEASE	724.514.3076 kelly.wall@ansys.com

ANSYS, INC. ANNOUNCES SUCCESSFUL COMPLETION OF

ANSOFT ACQUISITION AND NAMES DR. ZOLTAN J. CENDES TO

ANSYS, INC. BOARD OF DIRECTORS

SOUTHPOINTE, PA – July 31, 2008 – Business Wire — ANSYS, Inc. (NASDAQ: ANSS), announced today that the global innovator of simulation software and technologies designed to optimize product development processes has successfully completed the acquisition of Ansoft Corporation in a series of mergers for approximately 12.2 million shares of ANSYS common stock, including 1.9 million shares pursuant to assumed stock options, and approximately $387 million in cash, plus expenses.

ANSYS expects the acquisition to be modestly accretive to earnings the first twelve months, excluding acquisition-related costs, amortization of intangibles, the impact of deferred revenue purchase accounting treatment and expensing of stock compensation. The Company used a combination of existing cash and proceeds from approximately $355 million of committed bank financing to fund the transaction.

Ansoft is a leading developer of high-performance EDA software. The software is based on more than 25 years of research and development by world-renowned experts in electromagnetics, circuit and system simulation. Engineers use Ansoft products to simulate high-performance electronics designs found in mobile communication and Internet devices, broadband networking components and systems, integrated circuits, printed circuit boards and electromechanical systems. The company’s products are used by blue chip companies as well as small- and medium-sized enterprises around the world. Today, electronics simulation technology is used in almost every industry sector and manufactured product.

“Our research shows that not only is simulation one of the top strategies for engineering executives, but that enabling multiphysics analyses is a fundamental key to success,” states Chad Jackson, Vice President of the Product Innovation practice at the Aberdeen Group. “By adding the world class simulation technology of Ansoft, targeted at the electronics industries, ANSYS is poised to address the continuing convergence of the mechanical and electrical worlds, across a whole range of industry sectors. The collective depth and breadth in simulation technology that ANSYS now possesses will enable them to provide very comprehensive multiphysics solutions, by tightly integrating these critical simulation domains previously assessed separately.”

Jim Cashman, ANSYS President and CEO added, “Finalizing the acquisition of Ansoft is great news for us, our customers and our partners. We are very excited to be able to move forward today as a unified company and begin executing our strategy for the future.”

The combination of ANSYS’ and Ansoft’s software products and services is expected to give ANSYS the most comprehensive, independent engineering simulation software offerings in the industry, reaffirming and strengthening ANSYS’ commitment to open interface and flexible simulation solutions that are primarily driven by customer demand and choice. With over 60 direct sales offices and 21 development centers, on three continents, the combined company will employ approximately 1,700 people.

“With the operations and technology synergies that Ansoft and ANSYS share, we are confident that we can meet the needs of the CAE community for simulation software and services in a highly effective manner,” said Dr. Zoltan Cendes, founder and Chief Technology Officer of Ansoft, who will be a Chief Technology Officer with ANSYS, as well as a new member of the ANSYS board of directors.

Prior to forming Ansoft in 1984, Dr. Cendes served six years with the General Electric Corp., first in the large steam turbine generator division and then in the corporate research and development center, where he was responsible for developing finite element computer codes. In 1980, he was appointed associate professor of electrical engineering at McGill University, Montreal, Canada. In 1982, he joined the faculty of electrical and computer engineering at Carnegie Mellon University, Pittsburgh, PA, where he was a professor until 1996. Dr. Cendes received his MS and doctoral degrees in electrical engineering from McGill University. A fellow of the Institute of Electrical and Electronics Engineers (IEEE), Dr. Cendes received the IEEE Antennas and Propagation Society (IEEE AP-S) Distinguished Achievement Award in 2008. In addition, he has served on the editorial board of IEEE Spectrum, on the International Steering Committee of the COMPUMAG Conference, and as an IEEE AP-S Distinguished Lecturer.

“We are delighted to welcome Zol to the board,” said Peter J. Smith, Chairman of ANSYS. “He has clearly done a terrific job of building Ansoft as a world class developer of electronic design automation software and we look forward to his contributions as a director of ANSYS. Like ANSYS, Ansoft is very focused on technology leadership and innovation and Zol’s experience and insight will be most helpful to us.”

The company expects to provide updated financial guidance with respect to Ansoft and the financial outlook of the combined company during its second quarter earnings conference call being held at 10:30 a.m. ET on Thursday, August 7, 2008.

Conference Call Information:

What: ANSYS Second Quarter 2008 Earnings Conference Call

When: August 7, 2008 at 10:30 a.m. Eastern Time

Where: http://www.ansys.com/corporate/investors.asp

The conference call dial in number is 888-245-0932 (US & CAN) or 913-312-6694 (INT’L)

Passcode: ANSYS (26797). The call will be recorded with replay at 888-203-1112 (US & CAN) or 719-457-0820 (INT’L) Passcode: 5701438

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,700 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding the impact of the acquisition, statements that simulation is a top strategy for engineering executives, that enabling multiphysics analyses is a fundamental key to success, that ANSYS is poised to address continuing convergence of mechanical and electrical worlds across range of industry sectors, statements regarding the collective depth and breadth of the company’s simulation technologies, regarding the company’s ability to provide very comprehensive multiphysics solutions tightly integrating critical simulation domains previously accessed separately, regarding the company executing its strategy for the future, regarding the combined company’s operations and technology synergies and confidence about meeting the needs of the CAE community for simulation software and services in a highly effective manner, statements regarding the most comprehensive, independent engineering simulation software offerings in the industry, statements about reaffirming and strengthening the company’s commitment to open interface and flexible simulation solutions that are primarily driven by customer demand and choice and statements about Ansoft’s focus on technology leadership and innovation, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that that the business of ANSYS and Ansoft may not be combined successfully or such combination may take longer or cost more to accomplish than expected, and the risk that operating costs, customer loss and business disruption following the acquisition of Ansoft may be greater than expected. Additional risks include the risk of a general economic downturn in one or more of the combined company’s primary geographic regions, the risk that the assumptions underlying ANSYS’ anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for the combined company’s products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that the combined company’s operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the combined company’s products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. and Ansoft Corporation with the Securities and Exchange Commission, including the Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents ANSYS and Ansoft have filed. ANSYS and Ansoft undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.